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                                                                    EXHIBIT 23.1

The Board of Directors and Stockholders
Standard Motor Products, Inc.:

     We consent to the use of our reports included herein and incorporated herein by reference and to the reference to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.

                                          KPMG LLP

New York, New York
May 21, 1999